Exhibit 99.5
ENCORE® MEDICAL CORPORATION
SPECIAL MEETING OF STOCKHOLDERS
Thursday, February 23, 2006
Encore Medical Corporation
9800 Metric Blvd.
Austin, TX 78758

ENCORE® MEDICAL CORPORATION 9800 Metric Boulevard Austin, TX 78758	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on February 23, 2006.
The undersigned hereby appoints Kenneth W. Davidson and Harry L. Zimmerman, and each of them singly, with full power of substitution to act as the lawful agent and proxy for the undersigned and to vote all shares of common stock of Encore Medical Corporation that the undersigned is entitled to vote and holds of record on January 11, 2006 at the Special Meeting of Stockholders of Encore Medical Corporation to be held at the offices of Encore Medical Corporation, located at 9800 Metric Blvd., Austin, Texas, on February 23, 2006, at 10:00 a.m., local time, and at any adjournments thereof, on all matters coming before the Special Meeting.
You are encouraged to specify your choices by marking the appropriate boxes on the reverse side but you need not mark any boxes if you wish to vote in accordance with the recommendations of the board of directors. Messrs. Davidson and Zimmerman cannot vote your shares unless you sign and return this card. You may revoke this proxy at any time before it is voted by delivering to our secretary either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.
This proxy when properly executed will be voted in the manner you have directed. If you do not specify any directions, this proxy will be voted for Proposals One, Two and Three and in accordance with Messrs. Davidson and Zimmerman’s discretion on such other matters that may properly come before the meeting to the extent permitted by law.
The undersigned acknowledges receipt from Encore Medical Corporation prior to the execution of this proxy of a Notice of the Special Meeting of Stockholders and of a Proxy Statement dated January 19, 2006 relating to the meeting.
IF YOU CHOOSE TO VOTE BY MAIL, PLEASE MARK, SIGN AND DATE YOUR CARD AND RETURN YOUR PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.
See reverse for voting instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Encore Medical Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

☑  PLEASE MARK YOUR VOTE AS IN THIS EXAMPLE
ê Please detach here ê

The Board of Directors Recommends a Vote FOR all Proposals.

1.	Issuance of shares of Encore common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of November 11, 2005, by and among Encore, Encore-Snow Acquisition Corp., which is a wholly owned subsidiary of Encore, and Compex Technologies, Inc.	☐	FOR	☐	AGAINST	☐	ABSTAIN

2.	Amendment to Encore’s 1996 Incentive Stock Plan increasing the number of shares of common stock authorized for issuance under the plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	In Encore’s board of directors’ or its chairman’s discretion, to adjourn or postpone the special meeting if necessary for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the Special Meeting to approve Proposals One or Two.	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	In the above named proxy’s discretion, to act upon such other business as may properly come before the Special Meeting.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL PROPOSALS.

Address Change? Mark Box ☐ Indicate changes below:			Date

☐ I plan to attend the Special Meeting.

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.